UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: January 27, 2022
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On January 27, 2022, Professional Holding Corp. (the “Company”), the parent company of Professional Bank, issued a press release containing information on earnings results for the quarter ended December 31, 2021. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
A slide presentation (available on the Company’s website at https://proholdco.com) containing supplemental information regarding earnings results for the quarter ended December 31, 2021, is being furnished in accordance with Regulation FD of the Securities and Exchange Commission. A copy of the slide presentation is included as Exhibit 99.2 to this report.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1 and Exhibit 99.2 are furnished pursuant to Items 2.02 and 7.01 and are not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in any such future filing.

Exhibit No.	Description
99.1	Press Release dated January 27, 2022, with respect to Professional Holding Corp.’s earnings results for the quarter ended December 31, 2021
99.2	Slide presentation containing supplemental information regarding earnings results for the quarter ended December 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: January 27, 2022	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary